AMENDMENT TO STOCK PURCHASE AGREEMENT


         This Amendment to that certain Stock Purchase Agreement (this "Amendment") between the shareholders (the "Sellers") of On-Line Bedding Corporation formerly known as HOS -Pillow Corporation, an Illinois Corporation ("On-Line Bedding") and Circle Group Internet, Inc., an Illinois corporation ("CGI"), is made this 17th day of September, 1999.


                                   WITNESSETH:


         WHEREAS, the Sellers and CGI are parties to a Stock Purchase Agreement, (the "Original Stock Purchase Agreement") with respect to the purchase and sale of the common stock of On-Line Bedding;

         WHEREAS, the Original Stock Purchase Agreement was entered into on January 29, 1999 and to be effective as of January 2, 1999 as provided in
Section 6 thereof;

         WHEREAS, pursuant to a scrivener's error, the first paragraph of the Original Stock Purchase Agreement inaccurately stated the Closing Date or execution date was January 2, 1999;

         WHEREAS, the parties wish to amend the Original Stock Purchase Agreement to clarify that the Closing Date or execution date was January 29, 1999 and the Effective Date was January 2, 1999; and

         WHEREAS, the Purchaser and Seller desire to amend the Original Stock Purchase Agreement to reflect this chang.

         NOW THEREFORE, theCGI and Sellers, intending to be legally bound, agree as follows:

         1. Amendment to Sentence 1 of Paragraph 1. The first sentence of the first paragraph of the Original Stock Purchase Agreement is hereby amended by changing the Closing Date from the 2nd to the 29th, and shall read in its entirety as follows:

                  "THIS STOCK EXCHANGE AGREEMENT (the "Agreement') is made this 29th day of January, 1999 (the "Closing Date") between the shareholders of HOS-Pillow, Corp., an Illinois corporation (the "Sellers") listed on Schedule A hereto, and Circle Group Internet, Inc. an Illinois corporation ("CGI")."

         2. Effect of Amendment. In the event of any inconsistency between this Amendment and the Original Purchase Agreement, this Amendment shall govern. Except as amended by this Amendment, the Original Purchase Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF,CGI and the Sellers have executed this Amendment as of the date first above written.

                                     Sellers:


                                     By:/s/ Edward Halpern
                                     ---------------------
                                              Edward Halpern


                                     By:/s/ Dianne Halpern
                                     ---------------------
                                               Dianne Halpern


                                     CIRCLE GROUP INTERNET, INC., an Illinois corporation:


                                     By:/s/  Gregory Halpern
                                     -----------------------
                                              Gregory Halpern, Chief Executive
                                              Officer and President





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